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                                                                 EXHIBIT 11.1

COMPUTATION OF PER SHARE EARNINGS

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                                                                Three Months Ended                Nine Months Ended
                                                                     March 31,                         March 31,
                                                            ---------------------------       ---------------------------
                                                               1999             1998             1999             1998
                                                            ----------       ----------       ----------       ----------
Basic earnings per common share

            Net income for calculating basic earnings
              per common share ......................       $  642,000       $1,526,000       $5,307,000       $5,057,000
                                                            ==========       ==========       ==========       ==========

            Average common shares outstanding .......        5,418,000        4,486,000        5,613,000        4,229,000
                                                            ----------       ----------       ----------       ----------
            Basic earnings per common share .........       $     0.12       $     0.34       $     0.94       $     1.20
                                                            ==========       ==========       ==========       ==========

Diluted earnings per common share

            Net income for calculating basic earnings
              per common share ......................       $  642,000       $1,526,000       $5,307,000       $5,057,000
                                                            ==========       ==========       ==========       ==========

            Average common shares outstanding .......        5,418,000        4,635,000        5,613,000        4,378,000

            Add exercise of options and warrants ....               --               --               --               --
                                                            ----------       ----------       ----------       ----------
            Diluted common shares outstanding .......        5,418,000        4,635,000        5,613,000        4,378,000
                                                            ==========       ==========       ==========       ==========

Diluted earnings per common share ...................       $     0.12       $     0.33       $     0.94       $     1.16
                                                            ==========       ==========       ==========       ==========
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